Exhibit 99.1

STEPHEN D. STEINOUR APPOINTED TO THE L BRANDS, INC.
BOARD OF DIRECTORS

COLUMBUS, OH (Jan. 30, 2014) – Today L Brands, Inc. (NYSE: LB) announced the appointment of Stephen D. Steinour to its Board of Directors.

Mr. Steinour is chairman, president and chief executive officer of Huntington Bancshares Incorporated, a $59 billion regional bank holding company headquartered in Columbus, Ohio.

“I am excited to welcome Steve to our board," said Leslie H. Wexner, chairman and chief executive officer of L Brands. "I’m confident that his considerable expertise in business, finance and customer service will provide valuable insight and guidance to our company. We’re extremely fortunate that he has joined our team.”

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company.  The company operates 2,659 specialty stores in the United States and its brands are sold in about 800 company-operated and franchised additional locations world-wide.  The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

For further information, please contact:

L Brands:
Communications	Investor Relations
Tammy Roberts Myers	Amie Preston
(614) 415-7072	(614) 415-6704
communications@lb.com	apreston@lb.com